Sonos Reports Second Quarter Fiscal 2022 Results

Delivers strong revenue growth of 20%, consistent profitability and updates Full Year Outlook

Santa Barbara, CA – May 11, 2022 - Sonos, Inc. (Nasdaq: SONO) today reported second quarter fiscal 2022 results.

Second Quarter 2022 Financial Highlights (unaudited)

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Revenue increased 20.1% year-over-year to $399.8 million; on a constant-currency basis, revenue increased approximately 22.8% year-over-year
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Gross margin decreased 500 basis points year-over-year to 44.8%
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GAAP net income of $8.6 million compared to $17.2 million last year; non-GAAP net income excluding stock-based compensation and legal and transaction related fees of $35.8 million compared to $44.6 million last year
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GAAP diluted earnings per share (EPS) of $0.06 compared to $0.12 last year; non-GAAP diluted EPS excluding stock-based compensation and legal and transaction related fees of $0.26 compared to $0.31 last year
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Adjusted EBITDA of $46.9 million compared to $48.5 million last year
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Adjusted EBITDA margin of 11.7% compared to 14.6% last year
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Cash flows used in operating activities of ($97.6) million
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Free cash flow of ($106.9) million

Fiscal 2022 Outlook

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Maintaining Revenue outlook in the range of $1.95 billion to $2.0 billion, representing growth in the range of 14% to 16% from fiscal 2021.
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Gross margin updated to be in the range of 45.5% to 46.0%. This compares to a prior outlook range of 46% to 47%, and is inline with our long-term guidance range of 45.0% to 47.0%.
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Adjusted EBITDA in the range of $290 million to $310 million, representing growth in the range of 4% to 11%. This has been narrowed relative to our prior outlook range of $290 million to $325 million representing growth in the range of 4% to 17%
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Adjusted EBITDA margin in the range of 14.9% to 15.5%, compared to prior outlook range of 14.9% to 16.2%

Sonos CEO Patrick Spence commented, “We are pleased to report record Q2 revenue of $399.8 million, representing 20% growth over last year. Our Adjusted EBITDA of $46.9 million illustrates our continued ability to deliver sustainable, profitable growth despite the ongoing, industry-wide supply constraints and rising cost pressures.”

Spence continued, “Our consumer demand remains strong and we announced three exciting new products today. While the world remains unpredictable, we remain confident that we can deliver another record-setting year in Fiscal 2022.”

Supplemental Earnings Presentation

The company has posted a supplemental earnings presentation accompanying its second quarter fiscal 2022 results to the Earnings Reports section of its investor relations website at https://investors.sonos.com/reports-and-filings/default.aspx#section=earningsreports.

Conference Call, Webcast and Transcript

The company will host a webcast of its conference call and Q&A related to its second quarter fiscal 2022 results on May 11, 2022, at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Participants may access the live webcast in listen-only mode on the Sonos investor relations website at https://investors.sonos.com/news-and-events/default.aspx.

The conference call may also be accessed by dialing (888) 330-2454 with conference ID 8641747. Participants outside the U.S. can access the call by dialing (240) 789-2714 using the same conference ID.

An archived webcast of the conference call and a transcript of the company’s prepared remarks and Q&A session will also be available at https://investors.sonos.com/reports-and-filings/default.aspx#section=earningsreports following the call.

Condensed Consolidated Statements of Operations and Comprehensive Income
(unaudited, in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	April 2, 2022	April 3, 2021	April 2, 2022	April 3, 2021
Revenue	$ 399,781	$ 332,949	$ 1,064,262	$ 978,532
Cost of revenue	220,747	167,173	567,843	513,331
Gross profit	179,034	165,776	496,419	465,201
Operating expenses
Research and development	64,947	56,370	126,277	108,717
Sales and marketing	59,955	57,205	143,691	131,658

General and administrative	44,090	39,806	83,816	75,047
Total operating expenses	168,992	153,381	353,784	315,422
Operating income	10,042	12,395	142,635	149,779
Other income (expense), net
Interest income	123	44	156	80
Interest expense	(90)	(182)	(187)	(448)
Other income (expense), net	(2,281)	(1,578)	(3,683)	2,680
Total other income (expense), net	(2,248)	(1,716)	(3,714)	2,312
Income before provision for (benefit from) income taxes	7,794	10,679	138,921	152,091
Provision for (benefit from) income taxes	(772)	(6,542)	6,874	2,578
Net income	$ 8,566	$ 17,221	$ 132,047	$ 149,513

Net income attributable to common stockholders:
Basic and diluted	$ 8,566	$ 17,221	$ 132,047	$ 149,513

Net income per share attributable to common stockholders:
Basic	$ 0.07	$ 0.14	$ 1.03	$ 1.26
Diluted	$ 0.06	$ 0.12	$ 0.94	$ 1.09

Weighted-average shares used in computing net income per share attributable to common stockholders:
Basic	128,112,234	121,880,615	127,887,530	118,745,569
Diluted	139,642,570	143,055,546	140,982,509	136,849,846

Total comprehensive income
Net income	8,566	17,221	132,047	149,513
Change in foreign currency translation adjustment	100	199	(260)	1,046
Comprehensive income	$ 8,666	$ 17,420	$ 131,787	$ 150,559

Condensed Consolidated Balance Sheets
(unaudited, dollars in thousands, except par values)
	As of
	April 2, 2022	October 2, 2021
Assets
Current assets:
Cash and cash equivalents	$ 606,744	$ 640,101
Accounts receivable, net of allowances	111,388	100,779
Inventories	264,405	185,130
Prepaids and other current assets	28,175	31,504
Total current assets	1,010,712	957,514
Property and equipment, net	71,973	71,341
Operating lease right-of-use assets	30,660	33,841
Goodwill	37,726	15,545
Intangible assets, net	28,888	24,450
Deferred tax assets	9,871	10,028
Other noncurrent assets	36,401	26,085
Total assets	$ 1,226,231	$ 1,138,804
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$ 271,005	$ 214,996
Accrued expenses	100,344	108,029
Accrued compensation	32,365	77,695
Deferred revenue, current	18,438	35,866
Other current liabilities	41,584	39,544
Total current liabilities	463,736	476,130
Operating lease liabilities, noncurrent	29,342	33,960
Deferred revenue, noncurrent	58,196	53,632
Deferred tax liabilities	2,394	2,394
Other noncurrent liabilities	879	3,646
Total liabilities	554,547	569,762
Stockholders’ equity:
Common stock, $0.001 par value	130	129
Treasury stock	(36,831)	(50,276)
Additional paid-in capital	647,871	690,462
Retained earnings (accumulated deficit)	62,150	(69,897)
Accumulated other comprehensive loss	(1,636)	(1,376)
Total stockholders’ equity	671,684	569,042
Total liabilities and stockholders’ equity	$ 1,226,231	$ 1,138,804

Condensed Consolidated Statements of Cash Flows
(unaudited, dollars in thousands)
	Six Months Ended
	April 2, 2022	April 3, 2021
Cash flows from operating activities
Net income	$ 132,047	$ 149,513
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,792	16,725
Stock-based compensation expense	38,684	31,207
Other	4,357	344
Deferred income taxes	(129)	(146)
Foreign currency transaction (gain) loss	2,267	(1,047)
Changes in operating assets and liabilities:
Accounts receivable, net	(12,786)	(13,260)
Inventories	(86,153)	39,631
Other assets	(6,082)	(21,982)
Accounts payable and accrued expenses	51,643	(36,485)
Accrued compensation	(45,084)	2,087
Deferred revenue	(11,834)	8,374
Other liabilities	(3,348)	992
Net cash provided by operating activities	82,374	175,953
Cash flows from investing activities
Purchases of property and equipment, intangible and other assets	(15,665)	(19,927)
Cash paid for acquisitions, net of acquired cash	(27,101)	—
Net cash used in investing activities	(42,766)	(19,927)
Cash flows from financing activities
Payments for debt issuance costs	(929)	—
Payments of borrowings	—	(25,000)
Payments for repurchase of common stock	(74,482)	(682)
Proceeds from exercise of common stock options	29,254	119,166
Payments for repurchase of common stock related to shares withheld for tax in connection with vesting of restricted stock units	(22,601)	(18,821)
Net cash provided by (used in) financing activities	(68,758)	74,663
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(4,207)	1,139
Net increase (decrease) in cash, cash equivalents and restricted cash	(33,357)	231,828
Cash, cash equivalents and restricted cash
Beginning of period	640,101	407,291
End of period	$ 606,744	$ 639,119

Supplemental disclosure
Cash paid for interest	$ 85	$ 357
Cash paid for taxes, net of refunds	$ 8,916	$ 3,255
Cash paid for amounts included in the measurement of lease liabilities	$ 7,800	$ 11,683
Supplemental disclosure of non-cash investing and financing activities
Purchases of property and equipment in accounts payable and accrued expenses	$ 7,869	$ 8,910
Right-of-use assets obtained in exchange for new operating lease liabilities	$ 2,245	$ 1,622

Reconciliation of Net Income to Adjusted EBITDA
(unaudited, dollars in thousands except percentage)
	Three Months Ended		Six Months Ended
	April 2, 2022	April 3, 2021	April 2, 2022	April 3, 2021
Net income	$ 8,566	$ 17,221	$ 132,047	$ 149,513
Add (deduct):
Depreciation and amortization	9,575	8,742	18,792	16,725
Stock-based compensation expense	21,225	16,363	38,684	31,207
Interest income	(123)	(44)	(156)	(80)
Interest expense	90	182	187	448
Other income (expense), net	2,281	1,578	3,683	(2,680)
Provision for (benefit from) income taxes	(772)	(6,542)	6,874	2,578
Restructuring and related expenses(1)	—	—	—	(2,611)
Legal and transaction related costs(2)	6,012	11,013	9,885	19,679
Adjusted EBITDA	$ 46,854	$ 48,513	$ 209,996	$ 214,779
Revenue	$ 399,781	$ 332,949	$ 1,064,262	$ 978,532
Adjusted EBITDA margin	11.7%	14.6%	19.7%	21.9%

(1) Restructuring and related expenses for the three months ended January 2, 2021, include a gain of $2.8 million, related to our negotiation for the early termination of a facility lease that was part of the 2020 restructuring plan. The gain represents the difference between the related operating lease liability and previously accrued restructuring expenses versus the early termination payment.

(2) Legal and transaction related costs consist of expenses related to our intellectual property litigation against Alphabet Inc. and Google LLC as well as legal and transaction costs associated with our acquisition activity, which we do not consider representative of our underlying operating performance.

Reconciliation of Cash Flows Provided by Operating Activities to Free Cash Flow
(unaudited, dollars in thousands)
	Three Months Ended		Six Months Ended
	April 2, 2022	April 3, 2021	April 2, 2022	April 3, 2021
Cash flows provided by operating activities	$ (97,562)	$ (38,559)	$ 82,374	$ 175,953
Less: Purchases of property and equipment, intangible and other assets	(9,310)	(8,594)	(15,665)	(19,927)
Free cash flow	$ (106,872)	$ (47,153)	$ 66,709	$ 156,026

Revenue by Product Category
(unaudited, dollars in thousands)
	Three Months Ended		Six Months Ended
	April 2, 2022	April 3, 2021	April 2, 2022	April 3, 2021
Sonos speakers	$ 317,734	$ 267,534	$ 819,620	$ 795,050
Sonos system products	61,220	52,062	195,965	149,820
Partner products and other revenue	20,827	13,353	48,677	33,662
Total revenue	$ 399,781	$ 332,949	$ 1,064,262	$ 978,532

Revenue by Geographical Region
(unaudited, dollars in thousands)
	Three Months Ended		Six Months Ended
	April 2, 2022	April 3, 2021	April 2, 2022	April 3, 2021
(In thousands)
Americas	$ 238,193	$ 193,938	$ 612,006	$ 561,177
Europe, Middle East and Africa	128,431	114,306	373,912	354,313
Asia Pacific	33,157	24,705	78,344	63,042
Total revenue	$ 399,781	$ 332,949	$ 1,064,262	$ 978,532

Stock-based Compensation
(unaudited, dollars in thousands)
	Three Months Ended		Six Months Ended
	April 2, 2022	April 3, 2021	April 2, 2022	April 3, 2021
Cost of revenue	$ 377	$ 261	$ 705	$ 474
Research and development	8,091	6,683	14,829	12,942
Sales and marketing	4,177	3,632	7,824	7,040
General and administrative	8,580	5,787	15,326	10,751
Total stock-based compensation expense	$ 21,225	$ 16,363	$ 38,684	$ 31,207

Use of Non-GAAP Measures

We have provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles (“U.S. GAAP”), including adjusted EBITDA, adjusted EBITDA margin, free cash flow, net income excluding stock-based compensation and legal and transaction related fees, and diluted earnings per share (EPS) excluding stock-based compensation and legal and transaction related fees. These non-GAAP financial measures are not based on any standardized methodology prescribed by U.S. GAAP and are not necessarily comparable to similarly titled measures presented by other companies. We use these non-GAAP financial measures to evaluate our operating performance and trends and make planning decisions. We believe that these non-GAAP financial measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses and other items that we exclude in these non-GAAP financial measures. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects, and allowing for greater transparency with respect to a key financial metric used by our management in its financial and operational decision-making. Non-GAAP financial measures should not be considered in isolation of, or as an alternative to, measures prepared in accordance with U.S. GAAP. Investors are encouraged to review the reconciliation of these financial measures to their nearest U.S. GAAP financial equivalents provided in the financial statement tables above. We define adjusted EBITDA as net income adjusted to exclude the impact of depreciation, stock-based compensation expense, interest income, interest expense, other income (expense), income taxes and other items that we do not consider representative of our underlying operating performance. We define adjusted EBITDA margin as adjusted EBITDA divided by revenue. We define free cash flow as net cash from operations less purchases of property and equipment and intangible and other assets. We calculate non-GAAP net income excluding stock-based compensation and legal and transaction related fees as net income less stock-based compensation and legal and transaction related fees. We calculate non-GAAP diluted EPS excluding stock-based compensation and legal and transaction related fees as net income less stock-based compensation and legal and transaction related fees divided by our number of shares at fiscal year end. We calculate constant currency growth percentages by translating our prior period financial results using the current period average currency exchange rates and comparing these amounts to our current period reported results. We do not provide a reconciliation of forward-looking non-GAAP financial measures to their comparable GAAP financial measures because we cannot do so without unreasonable effort due to unavailability of information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting and analyzing future periods, we do so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for items such as stock-based compensation, which is inherently difficult to predict with reasonable accuracy. Stock-based compensation expense is difficult to estimate because it depends on our future hiring and retention needs, as well as the future fair market value of our common stock, all of which are difficult to predict and subject to constant change. In addition, for purposes of setting annual guidance, it would be difficult to quantify stock-based compensation expense for the year with reasonable accuracy in the current quarter. As a result, we do not believe that a GAAP reconciliation would provide meaningful supplemental information about our outlook.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding our outlook for the fiscal year ending October 1, 2022, our long-term focus, financial, growth and business strategies and opportunities, growth metrics and targets, our business model, new products, services and partnerships, profitability and gross margins, our direct-to-consumer efforts, our market share, and other factors affecting variability in our financial results. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors, including, but not limited to the duration and impact of the COVID-19 pandemic and related mitigation efforts on our industry and our supply chain; supply chain challenges, including shipping and logistics challenges, significant limits on component supplies and inflationary pressures; the impact of global economic, market and political events, including Russia’s invasion of Ukraine; changes in consumer income and overall consumer spending as a result of economic or political uncertainty; our ability to successfully introduce new products and services and maintain or expand the success of our existing products; the success of our efforts to expand our direct-to-consumer channel; the success of our financial, growth and business strategies; our ability to meet product demand and manage any product availability delays; and the other risk factors set forth under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended January 1, 2022 and our other filings filed with the Securities and Exchange Commission (the “SEC”), copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from our investor relations department. All forward-looking statements herein reflect our opinions only as of the date of this press release, and we undertake no obligation, and expressly disclaim any obligation, to update forward-looking statements herein in light of new information or future events. Sonos and Sonos product names are trademarks or registered trademarks of Sonos, Inc. All other product names and services may be trademarks or service marks of their respective owners.

About Sonos

Sonos (Nasdaq: SONO) is one of the world’s leading sound experience brands. As the inventor of multi-room wireless home audio, Sonos’ innovation helps the world listen better by giving people access to the content they love and allowing them to control it however they choose. Known for delivering an unparalleled sound experience, thoughtful home design aesthetic, simplicity of use and an open platform, Sonos makes the breadth of audio content available to anyone. Sonos is headquartered in Santa Barbara, California. Learn more at www.sonos.com.

Investor Contact

IR@sonos.com

Press Contact

Tom Lodge

PR@sonos.com

Source: Sonos